EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-284205 on Form S-3 of Castellum, Inc. of our report dated March 9, 2026, relating to the consolidated financial statements of Castellum, Inc., appearing in this Annual Report on Form 10-K of Castellum, Inc. for the year ended December 31, 2025.

/s/ RSM US LLP

McLean, Virginia
March 9, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Castellum, Inc. of our report dated March 9, 2026, relating to the consolidated financial statements of Castellum, Inc., appearing in the Annual Report on Form 10-K of Castellum, Inc. for the year ended December 31, 2025.

/s/ RSM US LLP

McLean, Virginia
March 9, 2026